UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 26, 2006

Date of Report (Date of earliest event reported)

FILENET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-15997	95-3757924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
3565 Harbor Boulevard Costa Mesa, California 92626 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (714) 327-3400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 26, 2006, we issued a press release, which sets forth our results of our operations for the quarter ended and the year ended December 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits
Exhibits:	Description of Document
99.1	Press Release dated January 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FILENET CORPORATION

Date:	January 26, 2006
		By:	/s/ Sam M. Auriemma
		Name:	Sam M. Auriemma
		Title:	Executive Vice President and

Chief Financial Officer

EXHIBIT INDEX

Exhibits:	Description of Document
99.1	Press Release dated January 26, 2006.

FOR IMMEDIATE RELEASE

FileNet Reports Fourth Quarter and Year End 2005 Results

Company Achieves Record Fourth Quarter and Full-Year Revenues

COSTA MESA, Calif.—January 26, 2006—FileNet Corporation (Nasdaq: FILE), the leading provider of Enterprise Content and Business Process Management solutions, today announced financial results for its fourth quarter and year ended December 31, 2005.

For the year ended December 31, 2005, total revenues were $421.8 million, compared to revenues of $397.6 million reported for the year ended December 31, 2004. Software revenues for 2005 were $167.2 million, compared to software revenues of $154.3 million reported for 2004. For 2005, net income was $40.4 million, compared to net income of $29.4 million for 2004. For year 2005, earnings per basic and diluted share were $0.99 and $0.95, respectively, compared to earnings per basic and diluted share of $0.75 and $0.72, respectively, for year 2004. During 2004, the company released a portion of its valuation allowance, which resulted in non-cash benefit to its tax expense of $13.5 million.

Total revenues for the fourth quarter of 2005 were $115.6 million compared to total revenues of $107.5 million for the same period in 2004 and $101.6 million for the third quarter of 2005. Software revenues for the fourth quarter of 2005 were $49.7 million compared to $44.8 million for the same period in 2004 and $38.5 million for the third quarter of 2005. Net income was $14.8 million in the fourth quarter of 2005, compared to net income of $16.9 million in the fourth quarter of 2004 and $8.5 million in the third quarter of 2005. Fourth quarter 2004 net income includes a non-cash tax benefit. Earnings per basic and diluted share were $0.36 and $0.35, respectively for the fourth quarter of 2005, compared to earnings per basic and diluted share of $0.42 and $0.41, respectively, for the fourth quarter of 2004. For the third quarter of 2005, earnings per basic and diluted share were $0.21 and $20, respectively.

As of December 31, 2005, FileNet had cash and investments of $392.0 million, compared to $348.7 million at December 31, 2004. The company has no long-term debt.

“I am pleased to report that FileNet finished the year with another strong quarter. We had solid performance and achieved record revenues for the quarter and full year while experiencing particular strength in Europe,” said Lee Roberts, chairman and CEO of FileNet. “We are excited about 2006 as we continue to execute on our strategy to establish the FileNet P8 platform as the Enterprise Content and Business Process Management standard for the world’s leading organizations.”

Quarterly Conference Call with Management – January 26, 2006

Lee Roberts, Chairman and Chief Executive Officer, and Sam Auriemma, Chief Financial Officer, will host a conference call for investors at 7:00 a.m. pacific time today.

The call and presentation will be broadcast live over the Internet. To listen to the event via the Internet, please follow the instructions that will be available on the investor relations’ section of FileNet’s Web site at http://www.filenet.com. A replay of the Web cast will be available for an extended period of time.

Alternatively, to listen to the call live, dial (866) 825-3308. The conference call ID number for the call is 84413274. A replay of the call will be available from approximately 9:00 a.m. PT on January 26 through midnight PT on February 2. To listen to the replay, dial (888) 286-8010. The conference call ID number for the replay is 34790987.

About FileNet

FileNet Corporation helps organizations make better decisions by managing the content and processes that drive their business. FileNet’s Enterprise Content Management (ECM) solutions allow customers to build and sustain competitive advantage by managing content throughout their organizations, automating and streamlining their business processes, and providing a spectrum of connectivity needed to simplify their critical and everyday decision-making.

FileNet ECM solutions are designed to deliver a broad set of capabilities that integrate with existing information systems to provide cost-effective solutions that solve real-world business problems.

Since the Company’s founding in 1982, more than 4,000 organizations, including more than three quarters of the FORTUNE 100, have taken advantage of FileNet solutions for help in managing their mission-critical content and processes.

Headquartered in Costa Mesa, Calif., the Company markets its innovative ECM solutions in more than 90 countries through its own global sales, professional services and support organizations, as well as via its ValueNet® Partner network of resellers, system integrators and application developers.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are based on our current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by us. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for FileNet include, but are not limited to, the volume of our sales and pricing concessions on volume sales; our ability to specify, develop or acquire, complete, introduce, market, distribute and gain market acceptance for new products and technologies in a timely manner; the mix of products and services sold by us; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; our ability to control expenses; announcements of technological innovations, new products or product enhancements by the company or its competitors; the emerging nature of the Enterprise Content Management market; key management changes; changes in joint marketing and development programs; developments relating to patents or other intellectual property rights or disputes; changing relationships with customers, distributors, suppliers and strategic partners; potential contractual or employment issues; our ability to integrate acquired businesses; and general conditions in the worldwide economy and the software/technology sector and other factors. Our Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Note to editors: FileNet and ValueNet are registered trademarks of FileNet Corporation. All other company or product names referenced in this release may be trademarks or registered trademarks of their respective owners.

# # #

Investor Contact:

Greg Witter, Director, Investor Relations

FileNet Corporation

Phone: 714-327-3405

Email: gwitter@filenet.com

FILENET CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Quarter Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Software	$ 49,666	$ 44,804	$ 167,223	$ 154,279
Service	65,901	62,682	254,620	243,279
Total revenue	115,567	107,486	421,843	397,558

Costs:
Cost of software revenue	2,860	4,636	10,714	15,122
Cost of service revenue	25,326	23,422	91,592	86,943
Total cost of revenue	28,186	28,058	102,306	102,065

Gross profit	87,381	79,428	319,537	295,493

Operating expenses:
Sales and Marketing	43,446	42,283	159,250	159,716
Research and development	18,906	18,779	76,157	78,248
General and administrative	9,294	8,227	35,183	35,363
In-process research and development	1,200	-	1,200	-
Total operating expenses	72,846	69,289	271,790	273,327

Operating income	14,535	10,139	47,747	22,166

Other income, net	3,156	2,721	10,466	5,959

Income before income taxes	17,691	12,860	58,213	28,125

Provision for income taxes	2,865	(4,037)	17,858	(1,289)

Net income	$ 14,826	$ 16,897	$ 40,355	$ 29,414

Earnings per share:
Basic	$ 0.36	$ 0.42	$ 0.99	$ 0.75
Diluted	$ 0.35	$ 0.41	$ 0.95	$ 0.72

Weighted average shares outstanding:
Basic	41,462	39,963	40,895	39,095
Diluted	42,870	41,597	42,339	40,994

FILENET CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2005	2004
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 201,919	$ 123,217
Short-term investments	181,919	211,196
Accounts receivable, net	58,559	35,878
Prepaid expenses and other assets	14,677	12,179
Deferred income taxes	1,960	3,681
Total current assets	459,034	386,151

Property, net	21,007	21,738
Long-term investments	8,154	14,256
Goodwill	31,530	27,268
Intangible assets, net	10,133	6,188
Deferred income taxes	41,022	36,028
Other assets	3,464	2,037

Total assets	$ 574,344	$ 493,666

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 14,893	$ 13,868
Customer deposits/advances	8,874	9,007
Accrued compensation and benefits	39,133	33,674
Unearned maintenance revenue	45,092	47,145
Other accrued liabilities	19,291	19,575
Total current liabilities	127,283	123,269

Other liabilities and unearned maintenance revenue	5,651	2,533

Total liabilities	132,934	125,802

Stockholders’ equity	441,410	367,864

Total liabilities and stockholders’ equity	$ 574,344	$ 493,666